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                   AGREEMENT AND PLAN OF MERGER


                               Among


                  HOUSEHOLD INTERNATIONAL, INC.,


               HOUSEHOLD ACQUISITION CORPORATION II


                                and


                      BENEFICIAL CORPORATION



                     Dated as of April 7, 1998




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                   TABLE OF CONTENTS


                                                     PAGE

                       ARTICLE I
                      DEFINITIONS                       2
     Section 1.1  Definitions                           2

                       ARTICLE II
                       THE MERGER                      10
     Section 2.1  The Merger                           10
     Section 2.2  Closing                              11
     Section 2.3  Effective Time of the Merger         11
     Section 2.4  Certificate of Incorporation         11
     Section 2.5  By-Laws                              11
     Section 2.6  Directors                            11
     Section 2.7  Officers                             11
     Section 2.8  Effects of the Merger                12
     Section 2.9  Tax Treatment                        12
     Section 2.10  Accounting Treatment                12

                      ARTICLE III
                EFFECT ON CAPITAL STOCK                12
     Section 3.1  Effect on Company Capital Stock      12
     Section 3.2  Exchange of Certificates
           Representing Shares                         14
     Section 3.3  Dividends, Etc.                      16
     Section 3.4  No Fractional Shares                 16
     Section 3.5  Termination of Exchange Fund         17
     Section 3.6  Investment of Exchange Fund          17
     Section 3.7  Closing of Company Transfer Books    17
     Section 3.8  Employee Stock Options               18

                       ARTICLE IV
            DISCLOSURE SCHEDULES; STANDARDS
           FOR REPRESENTATIONS AND WARRANTIES          19
     Section 4.1  Disclosure Schedules                 19
     Section 4.2  Standards                            19

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                       ARTICLE V
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY     20
     Section 5.1  Organization                         20
     Section 5.2  Capitalization                       21
     Section 5.3  Authority Relative to this Agreement 22
     Section 5.4  Consents and Approvals; No Violations22
     Section 5.5  Reports and Financial Statements     24
     Section 5.6  Absence of Certain Changes or Events 26
     Section 5.7  Litigation                           26
     Section 5.8  Information in Disclosure Documents
           and Registration Statement                  26
     Section 5.9  Compliance with Applicable Law       27
     Section 5.10  ERISA Compliance                    27
     Section 5.11  Opinion of Financial Advisor        29
     Section 5.12  Vote Required                       29
     Section 5.13  Takeover Statutes, Etc.             29
     Section 5.14  Agreements with Regulatory Agencies 30
     Section 5.15  Taxes                               30
     Section 5.16  Accounting for the Merger           31
     Section 5.17  Brokers                             31
     Section 5.18  Interest Rate and Foreign Exchange
           Contracts                                   31

                       ARTICLE VI
       REPRESENTATIONS AND WARRANTIES OF ACQUIROR      32
     Section 6.1  Organization                         32
     Section 6.2  Capitalization                       33
     Section 6.3  Authority Relative to this Agreement 33
     Section 6.4  Consents and Approvals; No Violations34
     Section 6.5  Reports and Financial Statements     35
     Section 6.6  Absence of Certain Changes or Events 36
     Section 6.7  Litigation                           36
     Section 6.8  Information in Disclosure Documents
           and Registration Statement                  37
     Section 6.9  Compliance with Applicable Law       37
     Section 6.10  Brokers                             38
     Section 6.11  Ownership of Company Common Stock;
           Affiliates and Associates                   38
     Section 6.12  Agreements with Regulatory Agencies 38
     Section 6.13  Vote Required                       39
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     Section 6.14  Taxes                               39
     Section 6.15  Accounting for the Merger           40

                      ARTICLE VII
       COVENANTS RELATING TO CONDUCT OF BUSINESS       40
     Section 7.1  Conduct of Business by the Company   40
     Section 7.2  Conduct of Business by Acquiror      43
     Section 7.3  Other Actions                        44
     Section 7.4  Advice of Changes                    44

                      ARTICLE VIII
                 ADDITIONAL AGREEMENTS                 45
     Section 8.1  No Solicitation                      45
     Section 8.2  Preparation of the Registration
           Statement and the Merger Proxy Statement;
           Company and Acquiror Stockholders Meetings  45
     Section 8.3  Access and Information;
           Confidentiality                             46
     Section 8.4  Comfort Letters                      47
     Section 8.5  Listing Application                  47
     Section 8.6  Affiliates                           47
     Section 8.7  Governmental Authorizations          48
     Section 8.8  Employee Matters                     49
     Section 8.9  Continuance of Existing
           Indemnification Rights                      51
     Section 8.10  Expenses                            52
     Section 8.11  Certain Other Matters               53
     Section 8.12  Beneficial Foundation; Certain
           Charitable Contributions                    53
     Section 8.13  Public Announcements                53
     Section 8.14  Reasonable Best Efforts             54
     Section 8.15  Regulatory Filings                  54
     Section 8.16  Tax Treatment; Pooling of Interests 55

                       ARTICLE IX
        CONDITIONS TO CONSUMMATION OF THE MERGER       55
     Section 9.1  Conditions to Each Party's
           Obligation to Effect the Merger             55
     Section 9.2  Conditions to Obligations of Acquiror56
     Section 9.3  Conditions to Obligations of the
           Company                                     57


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                       ARTICLE X
           TERMINATION, AMENDMENT AND WAIVER           58
     Section 10.1  Termination                         58
     Section 10.2  Effect of Termination               61
     Section 10.3  Amendment                           61
     Section 10.4  Extension; Waiver                   62

                       ARTICLE XI
                   GENERAL PROVISIONS                  62
     Section 11.1  Survival of Representations
           and Warranties                              62
     Section 11.2  Notices                             62
     Section 11.3  Descriptive Headings                64
     Section 11.4  Entire Agreement; No Third-Party
           Beneficiary                                 64
     Section 11.5  Interpretation                      64
     Section 11.6  Severability                        65
     Section 11.7  Assignment                          65
     Section 11.8  Governing Law                       65
     Section 11.9  Specific Performance                65
     Section 11.10  Counterparts                       65


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              AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of April 7, 1998 (this "Agreement"), among Household International, Inc., a Delaware corporation ("Acquiror"), Household Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of Acquiror ("HAC"), and Beneficial Corporation, a Delaware corporation (the "Company").

          WHEREAS, the Boards of Directors of Acquiror, HAC and the Company deem it advisable and in the best interests of their respective companies and their stockholders that HAC merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved the Merger;

          WHEREAS, the Company and Acquiror desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

          WHEREAS, in connection with the execution of this Agreement, the Company and Acquiror will enter into a stock option agreement, with the Company, as issuer, and Acquiror, as grantee
(the "Company Stock Option Agreement"), in the form attached hereto as Exhibit A; and

          WHEREAS, in connection with the execution of this Agreement, Acquiror and the Company will enter into a stock option agreement, with Acquiror, as issuer, and the Company, as grantee
(the "Acquiror Stock Option Agreement"), in the form attached hereto as Exhibit B.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

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                       ARTICLE I

                      DEFINITIONS

          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement.

          "Acquiror" shall have the meaning ascribed to it in the Preamble.

          "Acquiror Common Stock" shall have the meaning ascribed to it in Section 3.1(a).

          "Acquiror Disclosure Schedule" shall have the meaning ascribed to it in Section 4.1.

          "Acquiror Licenses" shall have the meaning ascribed to it in Section 6.9.

          "Acquiror New Preferred Stock" shall have the meaning ascribed to it in Section 3.1(c).

          "Acquiror Preferred Stock" shall mean the preferred stock, without par value, of Acquiror.

          "Acquiror Ratio" shall have the meaning ascribed to it in
Section 10.1(g).

          "Acquiror Regulatory Agreement" shall have the meaning ascribed to it in Section 6.12.

          "Acquiror SEC Reports" shall have the meaning ascribed to it in Section 6.5(b).

          "Acquiror Stock Option Agreement" shall have the meaning ascribed to it in the Preamble.

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          "Acquiror Stock Option Plans" shall have the meaning
ascribed to it in Section 6.2.

          "Acquiror Stock Options" shall have the meaning ascribed to it in Section 6.2.

          "Acquiror Stockholder Approval" shall have the meaning ascribed to it in Section 6.3.

          "Acquiror Stockholders Meeting" shall have the meaning ascribed to it in Section 6.3.

          "Acquisition Proposal" shall mean any proposal made by a third party, other than the Acquiror, to acquire, directly or indirectly, (i) more than 10% of the shares and/or voting power of the Company Common Stock then outstanding pursuant to a merger, consolidation or other business combination, purchase of shares, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions or (ii) all or a substantial portion of the business or assets of the Company and its subsidiaries.

          "Affiliate" shall mean, as to any Person (as hereinafter defined), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

          "Agreement" shall have the meaning ascribed to it in the Preamble.

          "Average Closing Price" shall have the meaning ascribed to it in Section 10.1(g).

          "Bank Merger Act" shall mean 12 U.S.C. Section 1467a(S).

          "BHC Act" shall mean the Bank Holding Company Act of
1956, as amended.
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          "Certificate of Incorporation" have the meaning ascribed
to it in Section 2.4.

          "Certificate of Merger" shall have the meaning ascribed to it in Section 2.3.

          "Change in Bank Control Act" shall mean 12 U.S.C.
Section 1817(j).

          "Claim" shall have the meaning ascribed to it in Section
8.9(a).

          "Closing" shall have the meaning ascribed to it in
Section 2.2.

          "Closing Date" shall have the meaning ascribed to it in
Section 2.2.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commonly Controlled Entity" shall have the meaning ascribed to it in Section 5.10(a).

          "Company" shall have the meaning ascribed to it in the Preamble.

          "Company Common Stock" shall have the meaning ascribed to it in Section 3.1(a).

          "Company Convertible Preferred Stock" shall mean the
$5.50 Dividend Cumulative Convertible Preferred Stock, without par value, of the Company.

          "Company Disclosure Schedule" shall have the meaning ascribed to it in Section 4.1.

          "Company Employees" shall mean all current employees of the Company and its subsidiaries as of the Effective Time.

          "Company Licenses" shall have the meaning ascribed to it in Section 5.9.

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          "Company Participating Preferred Stock" shall mean the
Company's  Series A Participating Preferred Stock.

          "Company Plans" shall have the meaning ascribed to it in
Section 5.10(a).

          "Company 5% Preferred Stock" shall mean the 5% Cumulative Preferred Stock, par value $50.00 per share, of the Company.

          "Company $4.50 Preferred Stock" shall mean the $4.50
Dividend Cumulative Preferred Stock, par value $100.00 per share, of the Company.

          "Company $4.30 Preferred Stock" shall mean the $4.30
Dividend Cumulative Preferred Stock, without par value, of the Company.

          "Company Right" shall have the meaning ascribed to it in
Section 3.1(a).

          "Company Rights Agreement" shall mean the Renewed Rights Agreement, dated as of August 22, 1996, by and between the Company and First Chicago Trust Company of New York, as Rights Agent.

          "Company Rule 145 Affiliates" shall have the meaning ascribed to it in Section 8.6.

          "Company SEC Reports" shall have the meaning ascribed to it in Section 5.5(b).

          "Company Stock Option Agreement" shall have the meaning ascribed to it in the Preamble.

          "Company Stock Option Plans" shall mean the Beneficial
Corporation 1990 Non-Qualified Stock Option Plan and the BenShares Equity Participation Plan.

          "Company Stockholder Approval" shall have the meaning ascribed to it in Section 5.3.

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          "Company Stockholders Meeting" shall have the meaning
ascribed to it in Section 5.3.

          "Confidentiality Agreement" shall have the meaning ascribed to it in Section 8.3.

          "Continuation Period" shall have the meaning ascribed to it in Section 8.8(b).

          "Contract" shall have the meaning ascribed to it in
Section 5.4.

          "D&O Insurance" shall have the meaning ascribed to it in
Section 8.9(c).

          "Determination Date" shall have the meaning ascribed to it in Section 10.1(g).

          "DGCL" shall mean the Delaware General Corporation Law.

          "Direct Purchase Plan" shall mean the Beneficial Direct
Investment Plan.

          "DPC Shares" shall have the meaning ascribed to it in
Section 3.1(d).

          "Effective Time" shall have the meaning ascribed to it in
Section 2.3.

          "Employee Stock Options" shall mean all employee and non-employee Director stock options issued pursuant to the Company
Stock Option Plans.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "ERISA Affiliate" shall have the meaning ascribed to it in Section 5.10(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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          "Exchange Agent" shall have the meaning ascribed to it in
Section 3.2(a).

          "Exchange Fund" shall have the meaning ascribed to it in
Section 3.2(a).

          "FDIC" shall have the meaning ascribed to it in Section
5.1(b).

          "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

          "Filed Acquiror SEC Reports" shall have the meaning ascribed to it in Section 6.5(c).

          "Filed Company SEC Reports" shall have the meaning ascribed to it in Section 5.5(c).

          "Foreign Competition Laws" shall mean foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

          "Foundation" shall have the meaning ascribed to it in
Section 8.12(a).

          "GAAP" shall mean United States generally accepted accounting principles and practices in effect from time to time as consistently applied.

          "Goldman Sachs" shall mean Goldman Sachs & Co., one of the Company's financial advisors.

          "Governmental Entity" shall have the meaning ascribed to it in Section 5.4.

          "HOLA" shall mean the Home Owners' Loan Act, as amended.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
Improvements Act of 1976.
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          "Indemnified Person" shall have the meaning ascribed to
it in Section 8.9(a).

          "Index Group" shall have the meaning ascribed to it in
Section 10.1(g).

          "Index Price" shall have the meaning ascribed to it in
Section 10.1(g).

          "Index Ratio" shall have the meaning ascribed to it in
Section 10.1(g).

          "Injunction" shall have the meaning ascribed to it in
Section 9.1(d).

          "Laws" shall mean any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order or decree, administrative or judicial decision, and any other executive or legislative proclamation.

          "Liens" shall mean all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

          "Material Adverse Effect" shall have the meaning ascribed to it in Section 4.2(b).

          "Merger" shall have the meaning ascribed to it in the Recitals.

          "Merger Proxy Statement" shall have the meaning ascribed to it in Section 5.4.

          "Merrill Lynch" shall mean Merrill Lynch & Co., one of the Company's financial advisors.

          "New Option" shall have the meaning ascribed to it in
Section 3.8.

          "NYSE" shall mean the New York Stock Exchange, Inc.

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          "OCC" shall mean the United States Office of the
Comptroller.

          "Other Company Preferred Stock" shall mean, collectively, the Company 5% Preferred Stock, the Company $4.50 Preferred Stock and the Company $4.30 Preferred Stock.

          "OTS" shall mean the United States Office of Thrift
Supervision.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

          "Pension Plan" shall mean the Beneficial Corporation
Pension Plan.

          "Per Share Merger Consideration" shall have the meaning ascribed to it in Section 3.1(a).

          "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization.

          "Registration Statement" shall have the meaning ascribed to it in Section 5.4.

          "Regulatory Agencies" shall have the meaning ascribed to it in Section 5.5(a).

          "Regulatory Agreement" shall have the meaning ascribed to it in Section 5.14.

          "Requisite Regulatory Approvals" shall have the meaning ascribed to it in Section 5.4.

          "Retired Employees" shall have the meaning ascribed to it in Section 8.8(b).

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

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          "Starting Date" shall have the meaning ascribed to it in
Section 10.1(g).

          "Starting Price" shall have the meaning ascribed to it in
Section 10.1(g).

          "subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner or (ii) at least 50% of the securi ties or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or at least 50% of the value of the outstanding equity is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

          "Surviving Corporation" shall have the meaning ascribed to it in Section 2.1.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; (ii) any liability of Acquiror or any Acquiror subsidiary or the Company or any of its subsidiaries, as applicable, for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group; and (iii) any liability for the payment of any amounts as a result of being party to a tax sharing arrangement or as a result of any express or implied obligation to indemnify any other entity or person with respect to the payment of amounts of the type described in clause
(i) or clause (ii).

          "Trust Account Shares" shall have the meaning ascribed to it in Section 3.1(d).

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                       ARTICLE II

                       THE MERGER

          Section 2.1 The Merger. Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL, at the Effective Time, HAC shall be merged with and into the Company. Following the Effective Time, the Company shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of HAC shall cease. The name of the Surviving Corporation shall be "Beneficial Corporation". Acquiror may at any time change the method of effecting the combination with the Company (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be desirable, including, without limitation, to provide for a merger of the Company into Acquiror; provided, however, that no such change shall (i) alter or change the amount or kind of Per Share Merger Consideration (as hereinafter defined) to be issued to holders of Company Common Stock as provided for in this Agreement,
(ii) adversely affect the tax treatment of the Company's stockholders as a result of receiving the Per Share Merger Consideration, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

          Section 2.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Article IX) shall be no later than the third NYSE trading day after satisfaction or waiver of the conditions set forth in Section 9.1, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the parties hereto.

          Section 2.3 Effective Time of the Merger. The Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Certificate of Merger shall be filed as soon as practicable on or after the Closing Date. When used in this Agreement, the term "Effective Time" shall mean the time and date at which such Certificate of Merger is so filed or at such later time as the parties shall designate therein.

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          Section 2.4  Certificate of Incorporation.  From and
after the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until amended as provided by Law and the terms thereof.

          Section 2.5 By-Laws. The by-laws of HAC as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and the terms thereof.

          Section 2.6 Directors. The directors of HAC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

          Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by Law.

          Section 2.8 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in
Section 259 of the DGCL.

          Section 2.9  Tax Treatment.  It is intended that the
Merger shall qualify as a reorganization under Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

          Section 2.10 Accounting Treatment. It is intended that the Merger be accounted for as a "pooling of interests" transaction under GAAP.

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                      ARTICLE III

                EFFECT ON CAPITAL STOCK

          Section 3.1  Effect on Company Capital Stock.

               (a)At the Effective Time, subject to Section 3.4 hereof, each share of the common stock, par value $.01 per share, of the Company (including each attached right (a "Company Right") issued pursuant to the Company Rights Agreement) (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 3.1(d) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 1.0222 duly authorized, validly issued, fully paid and nonassessable shares (the "Per Share Merger Consideration") of the common stock, par value $1.00 per share, of Acquiror ("Acquiror Common Stock"). All of the shares of Company Common Stock converted into Acquiror Common Stock pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Acquiror Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such certificate have been converted pursuant to this Section 3.1(a) and Section 3.4 hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such certificates in accordance with Section 3.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of Acquiror Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Per Share Merger Consideration shall be adjusted accordingly.

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               (b)At the Effective Time, subject to Section 3.4
hereof, each share of the Company Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Convertible Preferred Stock to be cancelled pursuant to Section 3.1(d)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of Acquiror Common Stock that a holder of the number of shares of Company Common Stock into which such share of Company Convertible Preferred Stock could have been converted immediately prior to the Effective Time would have the right to receive pursuant to Section 3.1(a) hereof. All of the shares of Company Convertible Preferred Stock converted into Acquiror Common Stock pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares of Company Convertible Preferred Stock shall thereafter only represent the right to receive (i) the number of whole shares of Acquiror Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such certificate have been converted pursuant to this Section 3.1(b) and Section 3.4 hereof. Certificates previously representing shares of Company Convertible Preferred Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such certificates in accordance with Section 3.2 hereof, without any interest thereon.

               (c)At the Effective Time, each share of Other Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Other Company Preferred Stock to be canceled pursuant to Section 3.1(d)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of newly created series of preferred stock of the Acquiror (the "Acquiror New Preferred Stock") having terms substantially identical to those of the Other Company Preferred Stock, except that each share of the Acquiror New Preferred Stock shall entitle the holder thereof to one vote, voting together with the Acquiror Common Stock and not as a separate class, on all matters brought before the holders of the Acquiror Common Stock.

               (d)At the Effective Time, all shares of Company Common Stock, Company Convertible Preferred Stock and Other Company Preferred Stock that are owned directly or indirectly by Acquiror or the Company or any of their respective subsidiaries (other than shares of Company Common Stock, Company Convertible Preferred Stock and Other Company Preferred Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, whether held directly or indirectly by Acquiror, being referred to herein as "Trust Account Shares") and (y) held by Acquiror or any of its subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, Company Convertible Preferred Stock and Other Company Preferred Stock which are similarly held being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange therefor.

               (e)At the Effective Time, each issued and outstanding share of capital stock of HAC shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving
Corporation.

          Section 3.2  Exchange of Certificates Representing
Shares.

               (a)As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with an exchange agent selected by Acquiror and satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, Company Convertible Preferred Stock and Other Company Preferred Stock, for exchange in accordance with this Article III, (i) certificates representing the number of shares of Acquiror Common Stock issuable in the Merger, to be issued in respect of all shares of Company Common Stock and Company Convertible Preferred Stock outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (other than shares to be cancelled pursuant to Section 3.1(d) hereof), (ii) certificates representing the number of shares of Acquiror New Preferred Stock issuable in the Merger, to be issued in respect of all shares of Other Company Preferred Stock outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (other than shares to be cancelled pursuant to Section 3.1(d) hereof), and (iii) cash in an amount sufficient to make any cash payment due under Section 3.4 hereof (such cash and certificates for shares of Acquiror Common Stock and shares of Acquiror New Preferred Stock being hereinafter referred to collectively as the "Exchange Fund").

               (b)As soon as reasonably practicable after the Effective Time, Acquiror shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates representing shares of Company Common Stock, Company Convertible Preferred Stock or Other Company
Preferred Stock, as the case may be, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for shares of Company Common Stock, Company Convertible Preferred Stock or Other Company
Preferred Stock, as the case may be, shall pass, only upon delivery of the certificates for such shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred
Stock, as the case may be, to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Acquiror may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred
Stock, as the case may be. Upon surrender of certificates for shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding Tax, and the certificates for shares of Company Common Stock, Company Convertible Preferred Stock or Other Company
Preferred Stock, as the case may be, so surrendered shall forthwith be cancelled. No interest will be paid or accrued on either the stock or the cash portion of the Exchange Fund. In the event of any transfer of ownership of shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred
Stock, as the case may be, which has not been registered in the transfer records of the Company, certificates representing the proper number of shares of Acquiror Common Stock or Acquiror New Preferred Stock, if any, and a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, only upon presentation to the Exchange Agent of a certificate or certificates representing such shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer Taxes associated with such transfer were paid.

          Section 3.3 Dividends, Etc. No dividends that are declared on shares of Acquiror Common Stock or Acquiror New Preferred Stock will be paid to persons entitled to receive certificates representing shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, until such persons surrender their certificates representing shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, shall be issued, any dividends which shall have become payable with respect to such shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, are to be issued in a name other than that in which the certificate representing shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, for any shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, or dividends thereon, or in accordance with Section 3.4 hereof, any cash in lieu of fractional share interests, in each case, delivered to a public official pursuant to applicable escheat Laws and (ii) any shares of Acquiror Common Stock or Acquiror New Preferred Stock held by the Exchange Agent prior to surrender of certificates representing shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, shall not be deemed outstanding for quorum and voting purposes.

          Section 3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, pursuant to this Article III and no dividend, stock split or other change in the capital structure of Acquiror shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares of Acquiror Common Stock, each holder of shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, who would otherwise have been entitled to a fraction of a share of Acquiror Common Stock upon surrender of certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of one share of Acquiror Common Stock on the NYSE on the day of the Effective Time, or, if shares of Acquiror Common Stock are not so traded on such day, the closing sale price of one such share on the next preceding day on which such share was traded on the NYSE. For purposes of this Section 3.4, shares of Company Common Stock or Company Convertible Preferred Stock, as the case may be, of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid an amount of cash in respect of more than one share of Acquiror Common Stock.

          Section 3.5 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, who have not theretofore complied with this
Article III shall thereafter look only to Acquiror for payment of their claim for the shares of Acquiror Common Stock or Acquiror New Preferred Stock, as the case may be, and cash and dividends or other distributions, if any, pursuant to this Article III.

          Section 3.6 Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

          Section 3.7 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock, Company Convertible Preferred Stock or Other Company Preferred Stock, as the case may be, are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing shares of Acquiror Common Stock or shares of Acquiror New Preferred Stock, as applicable.

          Section 3.8 Employee Stock Options. At the Effective Time, each of the Employee Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase shares of Acquiror Common Stock (the "New Option") in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Option Plans governing the Employee Stock Options):

                    (i)   The number of shares of Acquiror
     Common Stock to be issued upon exercise of the New Option shall be equal to the product of the number of shares of Company Common Stock to be issued upon exercise of the original option and the Per Share Merger Consideration; and

                    (ii)   The exercise price per share of
     Acquiror Common Stock under the New Option shall be equal to the aggregate exercise price of the original option divided by the total number of full shares of Acquiror Common Stock to be issued upon exercise of the New Option (as determined under paragraph (i) immediately above); provided, however, that such exercise price shall be rounded up to the nearest cent.

The duration and other terms of the New Option shall be the same as that of the original option, except that all references to the Company shall be deemed to be references to Acquiror. Acquiror shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to a previously filed registration statement as promptly as practicable after the Effective Time for purposes of registering all shares of Acquiror Common Stock issuable after the Effective Time upon exercise of the Employee Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky Laws with respect thereto at the Effective Time.

                       ARTICLE IV

            DISCLOSURE SCHEDULES; STANDARDS
           FOR REPRESENTATIONS AND WARRANTIES

          Section 4.1 Disclosure Schedules. Prior to the execu tion and delivery of this Agreement, the Company has delivered to Acquiror, and Acquiror has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and, in the case of Acquiror, the "Acquiror Disclosure Schedule") setting forth, among other things, items the disclosure of which is neces sary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article V, in the case of the Company, or Article VI, in the case of Acquiror, or to one or more of such party's covenants contained in Article VII; provided, however, that, notwithstanding anything in this Agreement to the contrary, (a) no such item is re quired to be set forth in the relevant Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 4.2, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either the Company or Acquiror, respectively.

          Section 4.2  Standards.

               (a)No representation or warranty of the Company contained in Article V or of Acquiror contained in Article VI shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a represen tation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, indi vidually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article V, in the case of the Company, or Article VI, in the case of Acquiror, has had or would reasonably be expected to have a Material Adverse Effect with respect to the Company or Acquiror, respectively (disregarding for this purpose any materiality qualification contained in such representations or warranties).

               (b)As used in this Agreement, the term "Material Ad verse Effect" means, with respect to Acquiror or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its subsidiaries taken as a whole, other than any such effect attributable to or resulting from (v) any change resulting from the public announcement of the transactions contemplated hereby, (w) any change in banking, insurance, consumer finance, thrift, fair lending or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (x) any change in general economic conditions, in interest rates or in conditions affecting the banking, insurance, consumer finance, or thrift industries generally, (y) any action or omission of the Company or Acquiror or any subsidiary of either of them taken with the express prior written consent of the other party hereto, or (z) any expenses incurred by such party in connec tion with this Agreement or the transactions contemplated hereby or
(ii) the ability of such party to perform its obligations under this Agreement and to consummate the transactions contemplated here by.

                       ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Subject to Article IV, the Company represents and warrants to Acquiror as follows:

          Section 5.1  Organization.

               (a)The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

               (b)The Company is duly registered as a bank holding company under the BHC Act. Beneficial Savings Bank FSB is a federal savings bank chartered by the OTS. Each of Beneficial National Bank and Beneficial National Bank USA is a national bank chartered by the OCC. Each of the Company's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The deposit accounts of the Beneficial National Bank and Beneficial Savings Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, except where the failure to make such payments when due would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 5.2 Capitalization. The authorized capital stock of the Company consists of (i) 160,000,000 shares of Company Common Stock, (ii) 585,730 shares of Company 5% Preferred Stock,
(iii) 103,976 shares of Company $4.50 Preferred Stock, (iv) 1,069,204 shares of Company $4.30 Preferred Stock, (v) 1,164,077 shares of Company Convertible Preferred Stock, and (vi) 570,000 shares of Company Participating Preferred Stock. As of
February 28, 1998, (i) 54,365,830 shares of Company Common Stock,
(ii) 407,718 of Company 5% Preferred Stock, (iii) 103,976 shares of Company $4.50 Preferred Stock, (iv) 836,585 shares of Company $4.30 Preferred Stock, (v) 16,414 shares of Company Convertible Preferred Stock, and (vi) no shares of Company Participating Preferred Stock were issued and outstanding. As of February 28, 1998, (i) 4,512,547 shares of Company Common Stock were reserved for issuance upon exercise of Employee Stock Options outstanding under the Company Stock Option Plans, (ii) 147,726 shares of Company Common Stock were reserved for issuance upon the conversion of shares of Company Convertible Preferred Stock and (iii) no shares of Company Common Stock were reserved for issuance under the dividend reinvestment provisions of the Direct Purchase Plan. As of February 28, 1998, 2,507,471 shares of Company Common Stock and 178,012 shares of Company 5% Preferred Stock were held as treasury shares. All of the issued and outstanding shares of Company Common Stock, Company Convertible Preferred Stock and Other Company Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of February 28, 1998, there were no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. Since February 28, 1998, no shares of capital stock of the Company have been issued other than shares of Company Common Stock issued (i) upon the exercise of options pursuant to the Company Stock Option Plans, (ii) upon the conversion of shares of Company Convertible Preferred Stock and
(iii) pursuant to the dividend reinvestment provisions of the Direct Purchase Plan. There are no notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of the Company may vote.

          Section 5.3 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and, except for the approval of this Agreement by the requisite vote of the Company's stockholders (the "Company Stockholder Approval") at a special meeting of the Company's stockholders duly called for the purpose of obtaining such approval (the "Company Stockholders Meeting"), no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization and valid execution and delivery by Acquiror, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

          Section 5.4  Consents and Approvals; No Violations.

               (a)Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and under HOLA, and/or with the OTS under HOLA or with the OTS under the Bank Merger Act or the OCC under the Change in Bank Control Act, as applicable, and the approval of such applications by the Federal Reserve Board, OTS or OCC, as applicable, (ii) the filing of applications and notices, as applicable, with the state regulatory authorities governing consumer finance, mortgage lending and insurance in the states in which the Company operates its business or the filing of applications and notices with federal housing related authorities, and the approval of such applications by such authorities, (iii) the filing of applications and notices, as applicable, with the foreign governmental authorities regulating consumer finance, mortgage lending and insurance in the foreign jurisdictions in which the Company operates its business, including, without limitation, the Bank of England and The Minister of Finance and the Department of Enterprise and Employment
(Insurance Division) of Ireland, and the approval of such applications by such authorities, (iv) the filing of notification and report forms with the United States Federal Trade Commission and the United States Department of Justice under the HSR Act and the expiration or termination of any applicable waiting period thereunder, (v) the filing of applications and notices, as applicable, with foreign governmental authorities under the Foreign Competition Laws, and the approval of such applications by such authorities, if required, (vi) the filing with the SEC of a proxy statement in definitive form relating to the meetings of the Company's stockholders and Acquiror's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Merger Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 relating to the shares of Acquiror Common Stock to be issued in the Merger in which the Merger Proxy Statement will be included as a prospectus (the "Registration Statement"), (vii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (viii) the approval of the listing of the Acquiror Common Stock to be issued in the Merger on the NYSE, and
(ix) the consents of third parties under the Contracts (as defined below) listed in Section 5.4(a)(ix) of the Company Disclosure Schedule, no notices to, consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") or with any self-regulatory authority or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except for such notices, consents, approvals, filings or registrations, the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the ability of the Acquiror, following the Effective Time, to conduct the business of the Company as presently conducted. The notices, consents or approvals, filings or registrations, and expirations or terminations of waiting periods referred in clauses 5.4(a)(i) through 5.4(a)(v) are hereinafter referred to as the "Requisite Regulatory Approvals". As of the date hereof, the Company knows of no reason why all Requisite Regulatory Approvals should not be obtained.

               (b)Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or by-laws of the Company or the certificate of incorporation or by-laws of any of the Company's subsidiaries; (ii) subject to the obtaining the consents listed in Section 5.4(a)(ix) of the Company Disclosure Schedule and except as set forth in Section 5.4(b)(ii) of the Company

Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation (collectively, "Contracts") to which the Company or any of the Company's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company License (as hereinafter defined); or (iv) subject to giving the notices, making the filings or registrations or obtaining the consents or approvals referred to in paragraph (a) above, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company's subsidiaries or any of their respective properties or assets, except, in the case of clauses (ii), (iii) and (iv), for violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the ability of the Acquiror, following the Effective Time, to conduct the business of the Company as presently conducted.

          Section 5.5  Reports and Financial Statements.

               (a)The Company and each of its subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995, with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the OCC,
(iv) the OTS, (v) any state banking commissions, any other state regulatory authorities or any comparable regulatory authorities in England or Ireland and (vi) any self-regulatory organization (collectively, the "Regulatory Agencies"), and have paid all material fees and assessments due and payable in connection there with. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its subsidiaries, and except as listed in Section 5.5(a) of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceed ing or investigation or, to the knowledge of the Company, threatened any investigation into the business or operations of the Company or any of its subsidiaries since December 31, 1995, except for such proceedings or investigations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (b)The Company has filed all material reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since December 31, 1995 (the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report, none of the Company SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c)The consolidated financial statements of the Company included in the Company SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed Company SEC Reports") complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

               (d)Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Company SEC Reports, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

          Section 5.6  Absence of Certain Changes or Events.
Except as set forth in the Filed Company SEC Reports and as set forth in Section 5.6 of the Company Disclosure Schedule, the business of the Company and its subsidiaries has been conducted only in the ordinary course of business consistent with past prac tice, and there has not been any event, change or development which, individually or in the aggregate, has had or would reason ably be expected to have a Material Adverse Effect on the Company, and, during the period from the most recent consolidated balance sheet included in the Filed Company SEC Reports through the date of this Agreement, neither the Company nor any of its subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 7.1 hereof.

          Section 5.7 Litigation. Except as set forth in the Filed Company SEC Reports and as set forth in Section 5.7 of the Company Disclosure Schedule, as of the date hereof, there is no suit, action, proceeding or regulatory investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Regulatory Agency or other Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          Section 5.8 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Merger Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Merger Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Merger Proxy Statement and any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Merger Proxy Statement (except for such portions thereof that relate only to Acquiror or its subsidiaries or Affiliates) will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

          Section 5.9 Compliance with Applicable Law. The Company and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Company Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Company SEC Reports and as currently owned or leased and conducted, and all such Company Licenses are valid and in full force and effect, except for any such Company Licenses which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its subsidiaries are in compliance with their respective obligations under the Company Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports and as set forth in Section 5.9 of the Company Disclosure Schedule, the Company and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

          Section 5.10  ERISA Compliance.

               (a)Section 5.10(a) of the Company Disclosure
Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement, including each employment, severance, compensation, retention or similar agreement, that is maintained as of the date of this Agreement (the "Company Plans") by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which, together with the Company, would be deemed a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries.

               (b) The Company has heretofore made available to Acquiror true and complete copies of each of the Company Plans and any material amendments and modifications thereto and all other related documents, including, but not limited to, (i) the actuarial report for such Company Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Plan.

               (c)Except as listed in Section 5.10(c) of the Company Disclosure Schedule, (i) each of the Company Plans has been operated and administered in all material respects in accordance with applicable Law, including, but not limited to, ERISA and the Code, (ii) a favorable determination letter has been issued by the Internal Revenue Service with respect to each of the Company Plans intended to be "qualified" within the meaning of Section 401(a) of the Code and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any "qualified" Company Plan, (iii) with respect to each Company Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such Company Plan, based upon actuarial assumptions used for funding purposes in the most recent actuarial valuation report prepared by the Company Plan's actuary with respect to such Company Plan, did not, as of the date of such valuation report, exceed the then current value of the assets of such Company Plan allocable to such accrued benefits and, since the last valuation date of each such Company Plan, no such Company Plan has been amended to increase the benefits thereunder, (iv) no Company Plan provides medical benefits (whether or not insured) with respect to current or former employees of the Company or any of its subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable Law or benefits the full cost of which is borne by the current or former employee
(or his beneficiary), (v) no liability under Title IV of ERISA or
Section 412 of the Code has been incurred (directly or indirectly) by the Company, any of its subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any of its subsidiaries or any ERISA Affiliate of incurring a material liability thereunder,
(vi) no Company Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, or a plan described in
Section 4063 of ERISA, (vii) all contributions or other amounts payable by the Company, any of its subsidiaries or any ERISA Affiliate as of the Effective Time with respect to each Company
Plan in respect of current or prior plan years will have been paid or accrued in accordance with GAAP and Section 412 of the Code,
(viii) neither the Company, any of its subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its subsidiaries or any ERISA Affiliate would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of the Company, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Plans or any trusts related thereto and no Company Plan is presently under audit or examination (or any notice thereof).

               (d)Except as listed in Section 5.10(d) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in any payment (including, without limitation, severance, "excess parachute payment" within the meaning of Section 280G of the Code, forgiveness of indebtedness or otherwise) becoming due to any officer, director or employee of the Company or any of its subsidiaries under any Company Plan or otherwise, (ii) increase any benefits payable under any Company Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

          Section 5.11 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinions of Goldman Sachs and Merrill Lynch, each dated the date hereof, to the effect that the Per Share Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view.

          Section 5.12 Vote Required. The Company Stockholder Approval at the Company Stockholders Meeting will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock, Company $4.30 Preferred Stock and Company Convertible Preferred Stock, voting together as a single class. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, and approve the transactions contemplated hereby.

          Section 5.13 Takeover Statutes, Etc. The Board of Directors of the Company has approved the terms of this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement, and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated thereby. This Agreement has been approved by the Board of Directors of the Company for purposes of
Article VIII of the Company's Restated Certificate of Incorporation. The Company has taken all action necessary or appropriate so that the execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any person to exercise any Company Rights (as defined in the Company Rights Agreement) under the Company Rights Agreement or enable or require the Rights to separate from the shares of Company Common Stock to which they are attached or to be triggered or become exercisable.

          Section 5.14  Agreements with Regulatory Agencies.
Except as set forth in Section 5.14 of the Company Disclosure Sched ule, neither the Company nor any of its subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 5.14 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, except for any Regulatory Agreements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or on the Acquiror's ability to conduct the business of the Company as presently conducted. None of the Company or any of its subsidiaries has been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement, except for any such proposed Regulatory Agreements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 5.15  Taxes.

               (a) Each of the Company and its subsidiaries has filed all material Tax returns or reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its subsidiaries have paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and, the most recent financial statements contained in the Filed Company SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (b)Except as set forth in Section 5.15(b) of the Company Disclosure Schedule, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The federal income tax returns of the Company and each of its subsidiaries consolidated in such returns for tax years through 1988 have closed by virtue of the applicable statute of limitations.

               (c)Neither the Company nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (d)Except as set forth in Section 5.15(d) of the Company Disclosure Schedule, the Company and its subsidiaries are not a party to any Tax sharing or Tax indemnity agreements (other than agreements between or among the Company and its subsidiaries).

          Section 5.16 Accounting for the Merger. The Company has no reason to believe that the Merger will fail to qualify for pool ing-of-interests treatment under GAAP and applicable SEC regulations.

          Section 5.17 Brokers. No broker, investment banker or other person, other than Goldman Sachs and Merrill Lynch, the fees and expenses of which will be paid by the Company (as reflected in agreements between Goldman Sachs and Merrill Lynch and the Company), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 5.18 Interest Rate and Foreign Exchange Contracts. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements and foreign exchange contracts to hedge its investments in foreign subsidiaries, whether entered into for the account of the Company or one of its subsidiaries, were entered into in the ordinary course of business and, to the Company's knowledge, in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties believed to be financially responsible at the time, and are valid and binding obligations of the Company or one of its subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and each of its subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                       ARTICLE VI

       REPRESENTATIONS AND WARRANTIES OF ACQUIROR

          Subject to Article IV, Acquiror represents and warrants to the Company as follows:

          Section 6.1  Organization.

               (a)Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Acquiror is duly licensed or qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such licensing or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Acquiror.

               (b)Each of Acquiror's subsidiaries, including HAC, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each subsidiary of Acquiror, including HAC, has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Acquiror.

          Section 6.2 Capitalization. The authorized capital stock of Acquiror consists of 250,000,000 shares of Acquiror Common Stock, and 8,155,044 shares of Acquiror Preferred Stock. As of April 2, 1998, (i) 107,319,277 shares of Acquiror Common Stock were issued and outstanding; (ii) 4,072,145 shares of Acquiror Common Stock were issuable upon exercise of employee and non-employee stock options (the "Acquiror Stock Options") outstanding under all stock option plans of Acquiror (the "Acquiror Stock Option Plans"); and (iii) 3,754,635 shares of Acquiror Preferred Stock were issued and outstanding. As of April 2, 1998, 17,011,848 shares of Acquiror Common Stock were held as treasury shares. All of the issued and outstanding shares of Acquiror Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Acquiror Common Stock issuable as consideration in the Merger at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of April 2, 1998, there were no shares of capital stock of Acquiror issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Acquiror to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities. There are no notes, bonds, debentures or other indebtedness of Acquiror having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters upon which stockholders of Acquiror may vote. The authorized capital stock of HAC consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable, and are owned by Acquiror free and clear of any Lien.

          Section 6.3 Authority Relative to this Agreement. Each of Acquiror and HAC has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Acquiror and HAC and the consummation by each of Acquiror and HAC of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Acquiror and HAC and by Acquiror as
the sole stockholder of HAC.   Except for the approval of this
Agreement by the requisite vote of Acquiror's stockholders (the "Acquiror Stockholder Approval") at a special meeting of Acquiror's stockholders duly called for the purpose of obtaining such approval (the "Acquiror Stockholders Meeting"), no other corporate action or proceeding on the part of Acquiror or HAC is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Acquiror and HAC and, assuming the due authorization and valid execution and delivery by the Company, constitutes a valid and binding agreement of each of Acquiror and HAC, enforceable against each of Acquiror and HAC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors' rights generally and general principles of equity.

          Section 6.4  Consents and Approvals; No Violations.

               (a)Except for (i) the notices, consents or approvals, and filings or registrations, required to obtain the Requisite Regulatory Approvals, (ii) the filing with the SEC of the Merger Proxy Statement and the filing and declaration of effec tiveness of the Registration Statement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" Laws of various states in connection with the issuance of the shares of Acquiror Common Stock pursuant to this Agreement, (v) the approval of the listing of the Acquiror Common Stock to be issued in the Merger on the NYSE, and (vi) the consents of third parties under the Contracts listed in Section 6.4(a)(vi) of the Acquiror Disclosure Schedule, no notices to, consents or approvals of, or filings or registrations with any Governmental Entity or with any self regulatory authority or with any third party are necessary in connection with the execution and delivery by each of Acquiror and HAC of this Agreement and the consummation by each of Acquiror and HAC of the transactions contemplated hereby, except for such notices, consents, approvals, filings or registrations, the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Acquiror. As of the date hereof, Acquiror knows of no reason why all Requisite Regulatory Approvals will not be obtained.

               (b)Except as listed in Section 6.4(b) of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement by either Acquiror or HAC, nor the consummation by Acquiror or HAC of the transactions contemplated hereby, will (i) conflict with or result in any violation of or breach of any provisions of the certificate of incorporation or by-laws of Acquiror or the certificate of incorporation or by-laws of any of Acquiror's subsidiaries, including HAC; (ii) subject to obtaining the consents listed in Section 6.4(a)(vi) of the Acquiror Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Acquiror or any of Acquiror's subsidiaries, including HAC, is a party or by which any of them or any of their respective properties or assets may be bound; (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Acquiror License (as hereinafter defined); or (iv) subject to giving the notices, making the filings or registrations or obtaining the consents or approvals referred to in paragraph (a) above, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquiror, any of Acquiror's subsidiaries, including HAC, or any of their respective properties or assets, except, in the case of clauses (ii), (iii) and (iv), for violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror.

          Section 6.5  Reports and Financial Statements.

               (a)Acquiror and each of its subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with all Regulatory Agencies, and have paid all material fees and assess ments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Acquiror and its subsidiaries, and except as listed in Section 6.5 of the Acquiror Disclosure Schedule, no Regu latory Agency has initiated any proceeding or investigation or, to the knowledge of Acquiror, threatened any investigation into the business or operations of Acquiror or any of its subsidiaries since December 31, 1995, except for such proceedings or investigations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror.

               (b)Acquiror and each of its subsidiaries have timely filed all material reports, forms, registrations, schedules, statements and other documents required to be filed by it with the SEC since December 31, 1995 (the "Acquiror SEC Reports"). As of their respective dates, the Acquiror SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Except to the extent that information contained in any Acquiror SEC Report has been revised or superseded by a later filed Acquiror SEC Report, none of the Acquiror SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c)The consolidated financial statements of Acquiror included in the Acquiror SEC Reports filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Filed Acquiror SEC Reports") complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the
SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

               (d)Except as set forth in the Filed Acquiror SEC Reports, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Filed Acquiror SEC Reports, neither Acquiror nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Acquiror and its consolidated subsidiaries or in the notes thereto.

          Section 6.6  Absence of Certain Changes or Events.
Except as set forth in the Filed Acquiror SEC Reports, the business of Acquiror and its subsidiaries has been conducted only in the ordinary course of business consistent with past practice, and there has not been any event, change or development which, individ ually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Acquiror, and, during the period from the most recent consolidated balance sheet included in the Filed Acquiror SEC Reports through the date of this Agreement, neither Acquiror nor any of its subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section
7.2 hereof.

          Section 6.7 Litigation. Except as set forth in the Filed Acquiror SEC Reports, and as set forth in Section 6.7 of the Acquiror Disclosure Schedule, as of the date hereof, there is no suit, action, proceeding or regulatory investigation pending or, to the knowledge of Acquiror, threatened against or affecting Acquiror or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror, nor is there any judgment, order, decree, statute, Law, ordinance, rule or regulation of any Regulatory Agency or Governmen tal Entity or arbitrator outstanding against Acquiror or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.

          Section 6.8 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Acquiror for inclusion or incorporation by reference in the Registration Statement or the Merger Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of the Merger Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Merger Proxy Statement and any amendments or supplements thereto and at the time of the Company Stockholders Meeting and the Acquiror Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Merger Proxy Statement (except for such portions thereof that relate only to the Company or its subsidiaries or Affiliates) and the Registration Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, respectively, and the rules and regulations promulgated thereunder.

          Section 6.9 Compliance with Applicable Law. Acquiror and its subsidiaries have received such certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Entities (the "Acquiror Licenses") as are necessary to own or lease and operate their respective properties and to conduct their respective businesses substantially in the manner described in the Acquiror SEC Reports and as currently owned or leased and conducted, and all such Acquiror Licenses are valid and in full force and effect, except for any such Acquiror Licenses which the failure to have or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. Acquiror and its subsidiaries are in compliance in all material respects with their respective obligations under Acquiror Licenses, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror. Except as disclosed in the Filed Acquiror SEC Reports, Acquiror and its subsidiaries are in compliance with all judgments, orders, decrees, statutes, Laws, ordinances, rules and regulations of any Governmental Entity applicable to them, except for such noncompliance which, individually or in the aggregate, would not, individually or in the aggregate have a Material Adverse Effect on Acquiror.

          Section 6.10 Brokers. No broker, investment banker or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Acquiror (as reflected in an agreement between Morgan Stanley & Co. Incorporated and Acquiror), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

          Section 6.11 Ownership of Company Common Stock; Affiliates and Associates. Neither Acquiror nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or
(ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

          Section 6.12  Agreements with Regulatory Agencies.
Except as listed in Section 6.12 of the Acquiror Disclosure Schedule or as disclosed in Acquiror's Annual Report on Form 10-K for the year ended December 31, 1996, neither Acquiror nor any of its subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 6.12 of the Acquiror Disclosure Schedule, an "Acquiror Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, except for any Acquiror Regulatory Agreements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror, nor has Acquiror or any of its subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Acquiror Regulatory Agreement, except for any such proposed Acquiror Regulatory Agreements that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror.

          Section 6.13 Vote Required. The Acquiror Stockholder Approval at the Acquiror Stockholders Meeting will require the affirmative vote of the holders of a majority of the votes cast, provided that the total number of votes cast represents over 50% of the total number of outstanding shares of Acquiror Common Stock. The Acquiror Stockholder Approval is the only vote of the holders of any class or series of Acquiror's capital stock necessary to approve and adopt this Agreement, and approve the transactions contemplated hereby.

          Section 6.14  Taxes.

               (a)Each of Acquiror and its subsidiaries has filed all material Tax returns or reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror.

Acquiror and each of its subsidiaries have paid (or Acquiror has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Filed Acquiror SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by Acquiror and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (b)No deficiencies for any Taxes have been proposed, asserted or assessed against Acquiror or any of its subsidiaries that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror. The federal income tax returns of Acquiror and each of its subsidiaries consolidated in such returns for tax years through 1988 have closed by virtue of the applicable statute of limitations.

               (c)Neither Acquiror nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          Section 6.15 Accounting for the Merger. Acquiror has no reason to believe that the Merger will fail to qualify for pooling-of-interests treatment under GAAP and applicable SEC regulations.

                      ARTICLE VII

       COVENANTS RELATING TO CONDUCT OF BUSINESS

          Section 7.1  Conduct of Business by the Company.

               (a)During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on the business of the Company and its subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compli ance in all material respects with all applicable Laws and regula tions and, to the extent consistent therewith, use all reasonable efforts to preserve intact the current business organizations of the Company and its subsidiaries, use reasonable efforts to keep available the services of the current officers and other key employees of the Company and its subsidiaries and preserve its relationships with those persons having business dealings with the Company and its subsidiaries to the end that the goodwill and ongoing businesses of the Company and its subsidiaries shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company agrees as to itself and its subsidiaries that:

                    (i)   Dividends. The Company and its
     subsidiaries shall not (x) declare, set aside or pay any distributions (whether in cash, stock or property) with respect to its capital stock (other than normal quarterly dividends on the Company Common Stock and the Company Preferred Stock and dividends from a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company), (y) split, combine, or reclassify any of the Company's capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or (z) repurchase, redeem or call any of its equity securities.

                    (ii)   Issuance of Securities.  Except as
     set forth in Section 7.1(a)(ii) of the Company Disclosure Schedule, the Company and its subsidiaries shall not issue, deliver, sell, pledge or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, any other voting securities or any securities convertible into, or any options, warrants, stock appreciation rights or rights to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock (i) upon the exercise of Employee Stock Options, (ii) upon the conversion of Company Convertible Preferred Stock and
     (iii) pursuant to the dividend reinvestment provisions of the Direct Purchase Plan (in each case outstanding on the date of this Agreement and/or in accordance with their present terms).

                    (iii)   Governing Documents.  The Company
     shall not amend its certificate of incorporation or by-laws, nor shall it permit any subsidiary of the Company to amend its certificate of incorporation, by-laws or other comparable organizational documents.

                    (iv)   No Acquisitions.  Except as set
     forth in Section 7.1(a)(iv) of the Company Disclosure Schedule and other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings and the acquisition from time to time of receivables in the ordinary course of business consistent with past practice, the Company and its subsidiaries shall not acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substan tial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (y) any assets that, individually or in the aggregate, are material to the Company and its subsidiaries.

                    (v)   No Dispositions.  Except as set
     forth in Section 7.1(a)(v) of the Company Disclosure Schedule and other than activities in the ordinary course of business consistent with past practice, the Company and its subsidiaries shall not sell, lease, license or otherwise encumber or subject to any Lien or otherwise dispose of any of the properties or assets of the Company and its subsidiaries.

                    (vi)   Indebtedness.  Except as set forth
     in Section 7.1(a)(vi) of the Company Disclosure Schedule and other than in the ordinary course of business consistent with past practice, the Company and its subsidiaries shall not (x) incur any indebtedness or (y) make any advances or capital contributions to, or invest ments in, any other Person, other than to officers and employees of the Company and its subsidiaries for travel, business or relocation expenses in the ordinary course of business.

                    (vii)   Capital Expenditures.  Except as
     set forth in Section 7.1(a)(vii) of the Company Disclosure Schedule, the Company and its subsidiaries shall not make or agree to make any capital expenditure or capital expenditures relating to a single project in excess of $1,000,000 without the prior written consent of Acquiror.

                    (viii)   Tax Matters.  The Company and
     its subsidiaries shall not make any Tax election or settle or compromise any material income Tax liability, except in respect of ongoing matters or in the ordinary course of business consistent with past practice and in prior consultation with Acquiror.

                    (ix)   Contracts.  Except as set forth in
     Section 7.1(a)(ix) of the Company Disclosure Schedule, the Company and its subsidiaries shall not enter into any material Contracts, except in the ordinary course of busi ness consistent with past practice and in prior consultation with Acquiror. The Company and its subsidiaries shall not modify or amend in any material respect or terminate any material Contract to which the Company or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereun der.

                    (x)   Employee Matters.  Except as
     required by Law or in the ordinary course of business consistent with past practice or in accordance with this Agreement, and the Company will not, nor will it permit any of its subsidiaries to, (a) increase the compensation of any of its employees, (b) enter into any Contract with any of its employees regarding his or her employment, compensation or benefits, or (c) adopt any plan, arrangement or policy which would become a Company Plan or amend any Company Plan to the extent such adoption or amendment would create or increase any material liability or obligation on the part of the Company or its subsidiaries.

                    (xi)   Approvals.  The Company and its
     subsidiaries shall not take any action or enter into any agreement that could reasonably be expected to materially jeopardize or delay the receipt of any Requisite
     Regulatory Approval.

                    (xii)   Accounting Policies and
     Procedures. The Company and its subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC.

                    (xiii)   Liens.  The Company shall not,
     and shall not permit any of its subsidiaries to, create, incur, suffer to exist or assume any material Lien on any of their material assets.

                    (xiv)   Claims.  The Company and its
     subsidiaries shall not settle any material claim, action or proceeding involving money damages or waive or release any material rights or claims.

                    (xv)   Interest Rate and Foreign
     Exchange. The Company and its subsidiaries shall not materially restructure or materially change its gap position, through purchases, sales, hedges, swaps, caps or collars or otherwise or the manner in which any current hedges are classified or reported.

                    (xvi)   No Agreements.  The Company shall
     not agree to commit to do any of the foregoing.

          Section 7.2 Conduct of Business by Acquiror. During the period from the date of this Agreement to the Effective Time, Acquiror agrees as to itself and its subsidiaries that:

                    (i)   Dividends.  Except as set forth in
     Section 7.2(i) of the Acquiror Disclosure Schedule, Acquiror and its subsidiaries shall not (x) declare, set aside or pay any distributions (whether in cash, stock or property) with respect to its capital stock (other than normal quarterly dividends on the Acquiror Common Stock and the Acquiror Preferred Stock and dividends from a wholly owned subsidiary of Acquiror to Acquiror or another wholly owned subsidiary of Acquiror), (y) split, combine, or reclassify any of Acquiror's capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock.

                    (ii)   Approvals.  Acquiror and its
     subsidiaries shall not take any action or enter into any agreement that could reasonably be expected to jeopardize or delay the receipt of any Requisite Regulatory
     Approval.

                    (iii)   Accounting  Policies  and
     Procedures. Acquiror and its subsidiaries shall not make any change to their accounting methods, principles or practices, except as may be required by GAAP or Regulation S-X promulgated by the SEC.

                    (iv)   No Agreements.  Acquiror shall not
     agree or commit to any of the foregoing.

          Section 7.3 Other Actions. During the period from the date hereof to the Effective Time, the Company and Acquiror shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in
Article IX hereof not being satisfied.

          Section 7.4 Advice of Changes. The Company and Acquiror shall promptly advise the other party orally and in writing of (a) any representation or warranty made by it contained in this Agree ment that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (b) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (c) any change or event (i) having, or which, insofar as can reasonably be foreseen, would have, in the case of Acquiror, a Material Adverse Effect on Acquiror, and, in the case of the Company, a Material Adverse Effect on the Company, or (ii) which has resulted, or which, insofar as can reasonably be foreseen, would result, in any of the conditions set forth in Article IX not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                      ARTICLE VIII

                 ADDITIONAL AGREEMENTS

          Section 8.1 No Solicitation. The Company shall not, and shall use its reasonable best efforts to cause its officers, direc tors and employees, and investment bankers, attorneys, accountants and other agents retained by it, not to, initiate, solicit or encourage, directly or indirectly, any inquiries relating to, or the making of any Acquisition Proposal, or engage in negotiations or discussions with, or furnish any information to, any third party relating to an Acquisition Proposal. Notwithstanding the foregoing, the Company and the Board of Directors of the Company
(a) may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish informa tion to, any third party with respect to any Acquisition Proposal if the Company's Board of Directors determines in good faith, after consultation with its counsel, that the failure to participate in such discussions or negotiations or to furnish such information may constitute a breach of its fiduciary duties under, or otherwise violate, applicable Law, and (b) shall be permitted to (i) take and disclose to the Company's stockholders a position with respect to an Acquisition Proposal or amend or withdraw such position or its position with respect to the Merger, or (ii) make disclosure to the Company's stockholders, in each case, if the Company's Board of Directors determines in good faith, after consultation with its counsel, that the failure to take such action may constitute a breach of its fiduciary duties under, or otherwise violate, appli cable Law. The Company shall promptly (within 24 hours) advise the Acquiror of its receipt of any Acquisition Proposal, or any inquiry that may lead to an Acquisition Proposal, including the substance thereof and the identity of the person making such Acquisition Proposal or inquiry.

          Section 8.2 Preparation of the Registration Statement and the Merger Proxy Statement; Company and Acquiror Stockholders
Meetings.

               (a)As soon as reasonably practicable following the date of this Agreement, Acquiror and the Company shall prepare and file with the SEC the Merger Proxy Statement and Acquiror shall pre pare and file with the SEC the Registration Statement, in which the Merger Proxy Statement will be included as a prospectus (including the financial statements and pro forma financial information required to be set forth therein). Each of Acquiror and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Each of Acquiror and the Company will use all reasonable efforts to cause the Merger Proxy Statement to be mailed to its respective stockholders as promptly as practicable after it has been cleared by the SEC. Each of Acquiror and the Company shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so quali fied or to file a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of Acquiror Common Stock in connection with the Merger. The Company shall furnish all information concerning the Company, its subsidiaries and the holders of the Company Common Stock, and Acquiror shall furnish all information concerning Acquiror and its subsidiaries, in each case, as may be reasonably requested in connection with any such action.

               (b)Each of Acquiror and the Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold the Acquiror Stockholders Meeting and the Company Stockholders Meeting, respectively, for the purpose of obtaining the Acquiror Stockholder Approval and the Company Stock holder Approval. Each of Acquiror and the Company will, through its Board of Directors, subject in the case of the Company to its fiduciary duties, recommend to its respective stockholders the approval and adoption of this Agreement and the transactions contem plated thereby. Acquiror and the Company will coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's stockholders on the same day.

          Section 8.3  Access and Information; Confidentiality.
The Company and Acquiror shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities, banking or insurance Laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 8.3 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the Confidentiality Agreement (the "Confidentiality Agreement") between Acquiror and the Company dated February 18, 1998, until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

          Section 8.4  Comfort Letters.

               (a)The Company shall use its reasonable efforts to cause to be delivered to Acquiror "comfort" letters of Deloitte & Touche LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Closing Date, and addressed to Acquiror and the Company, in form and substance reasonably satisfactory to Acquiror and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

               (b)Acquiror shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Acquiror's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Closing Date, and addressed to the Company and Acquiror, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          Section 8.5 Listing Application. Acquiror shall prepare and submit to the NYSE a listing application covering the shares of Acquiror Common Stock and Acquiror New Preferred Stock to be issued in connection with the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Acquiror Common Stock, subject to official notice of issuance.

          Section 8.6 Affiliates. Prior to mailing the Merger Proxy Statement, the Company shall use its reasonable efforts to cause to be prepared and delivered to Acquiror a list (reasonably satisfactory to counsel for Acquiror) identifying each Person who, at the time of the Company Stockholders Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment (the "Company Rule 145 Affiliates"). The Company shall use its reasonable efforts to cause each Person who is identified as a Company Rule 145 Affiliate in such list to deliver to Acquiror on or prior to mailing the Merger Proxy Statement a written agreement, in customary form, that such Company Rule 145 Affiliate will not (i) sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Company Rule 145 Affiliate's risk relative to, any shares of Acquiror Common Stock issued to such Company Rule 145 Affiliate in connection with the Merger, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act, or (ii) sell or in any other way reduce such Rule 145 Affiliate's risk relative to any shares of Acquiror Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published (which publication Acquiror shall cause to occur within 15 days after the end of the first full calendar month following the month in which the Effective Time occurs), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

          Section 8.7 Governmental Authorizations. The Company and Acquiror shall cooperate with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Requisite Regulatory Approvals. The Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case, subject to applicable Laws relating to the exchange of information, all the information relating to the Company or Acquiror, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third parties or any Regulatory Agencies and Governmental Entities in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all consents of third parties and the Requisite Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          Section 8.8  Employee Matters.

               (a)Employee Benefits. From and after the Effective Time, Acquiror shall either continue the Company
Plans or provide to Company Employees retired employees of the Company and its subsidiaries, and individuals who are receiving (or eligible to receive as of the date hereof) benefits by virtue of their relationship to a deceased employee (collectively, the "Retired Employees") the same employee benefits, at the same level, as Acquiror provides to similarly situated employees of Acquiror and its subsidiaries and provide Company Employees with the same incentive opportunities as similarly situated employees of Acquiror. Notwithstanding the foregoing, the Acquiror shall continue the incentive programs and other benefit arrangements which are listed in Section 8.8(a) of the Company Disclosure Schedule on substantially the same terms and conditions as are in effect at the Effective Time, until December 31, 1998. For a period of two years following the Effective Time (the "Continuation Period"), any Company Employee in the United States who is involuntarily terminated, other than for cause, who by the conclusion of such period would have accumulated sufficient age and service credit to become eligible to retire early under the Pension Plan, shall be entitled to elect to remain employed, in leave status, until such time as that eligibility has been attained. If following the Effective Time, the health benefits provided by the Acquiror to similarly situated retired employees are not substantially equivalent to those provided to the Retired Employees under the Company Plans, then the Acquiror shall continue the Company Plans, as to such Retired Employee health benefits, for a period of two years following the Effective Time. If following the Effective Time, the health benefits, including covered benefits (assuming waiver of all pre-existing condition limitations as provided for below) provided to similarly situated employees are not substantially equivalent to those provided to Company Employees under the Company Plans, the Acquiror shall continue the Company Plans providing such health benefits for a period of one year following the Effective Time. With respect to each employee benefit plan maintained by Acquiror following the Effective Time (including, without limitation, plans or policies providing sever ance benefits and vacation entitlement), service with the Company and its subsidiaries shall be treated as service with Acquiror for all purposes, other than for purposes of benefit accrual under any qualified retirement plans; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the benefit plan maintained by Acquiror.

               (b)Severance. Without limiting the generality of the first sentence of paragraph (a) of this Section 8.8, Acquiror shall provide to each individual who is an employee of the Company or any of its subsidiaries in the United States immediately prior to the Effective Time and whose employment is involuntarily terminated other than for cause or non-performance during the Continuation Period, severance benefits no less favorable to such individual than the severance pay plan described in Section 8.8(b) of the Company Disclosure Schedule. During the Continuation Period, if the continuing employment of any of the Company Employees is not at the same or higher salary or wages, and on substantially the same terms and conditions (subject to paragraph (a) of this Section
8.8), including but not limited to reasonable geographic proximity to a Company Employee's employment location as of the date hereof, and any such Company Employee declines to continue employment on that basis, the termination of such Company Employee's employment shall be an involuntary termination, other than for cause, for purposes of the Company Plans.

               (c)Outplacement Services. During the Continuation Period, Acquiror shall provide to employees of the Company and its subsidiaries whose employment is terminated during the Continuation Period under circumstances entitling the employee to severance bene fits under paragraph (b) of this Section 8.8 or under any applicable employment or severance agreement then in effect, outplacement services appropriate to the employee's position, as determined by reasonable competitive practices.

               (d)Compensation Contracts. Acquiror shall assume and honor the obligations of the Company and its subsidiaries under all employment, severance, consulting, retirement and other compensation contracts, arrangements, commitments or understandings, in accordance with their terms, as disclosed in
Section 8.8(d) of the Company Disclosure Schedule. Acquiror hereby acknowledges that the Merger will constitute a "Change in Control" in accordance with the provisions of the Company Plans listed in
Section 5.10(d) of the Company Disclosure Schedule. Acquiror agrees, after consummation of the Merger, to pay all amounts provided under such Company Plans and agreements as a result of a change in control of the Company, as applicable, in accordance with their respective terms, and to honor all rights, privileges and modifications to or with respect to any such Company Plans or agreements which become effective as a result of such change in control.

               (e)The Company shall take all actions necessary to amend the terms of the Company Stock Option Plans to eliminate the cash settlement of options granted thereunder as a result of or in connection with the Merger and to provide that any such right shall be settled in stock with a fair market value equal to the cash that would otherwise have been payable thereunder. The Company will use all reasonable efforts to obtain the consent of certain holders of options granted under the Company Stock Option Plans to the foregoing treatment of such cash settlement right.

          Section 8.9  Continuance of Existing Indemnification
Rights.

               (a)For six years after the Effective Time, Acquiror shall indemnify, defend and hold harmless any Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company (an "Indemnified Person") against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of: (i) the fact that such Indemnified Person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case, to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under the DGCL, the Company's certificate of incorporation or by-laws or any indemnification agreement in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any such Claim; provided, however, that neither Acquiror nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 8.9. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

               (b)Acquiror and the Company agree that all rights to indemnification, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the Company's certificate of incorporation or by-laws and any indemnification agreement in effect at the date hereof, shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Effective Time, to the extent such rights and limitations are consistent with the DGCL; provided, however, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; provided further, that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Company's certificate of incorporation or by-laws or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Acquiror; and provided further, that nothing in this
Section 8.9 shall impair any rights or obligations of any current or former director or officer of the Company.

               (c)Acquiror shall maintain the Company's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, however, that Acquiror may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further, that if the existing D&O Insurance expires or is cancelled during such period, Acquiror or the Surviving Corporation shall use its best efforts to obtain substantially similar D&O Insurance; and provided further, that neither Acquiror nor the Surviving Corporation shall be required to pay an annual premium for D&O Insurance in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

               (d)The provisions of this Section 8.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

          Section 8.10 Expenses. Whether or not the Merger is consummated, all costs and expenses (including transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          Section 8.11 Certain Other Matters. Acquiror hereby agrees to honor all of its obligations and commitments contained in each of the letters, dated April 6, 1998, addressed to Mr. Finn M.W. Caspersen, the Chairman and Chief Executive Officer of the Company, from William F. Aldinger, the Chairman and Chief Executive Officer of Acquiror, including, without limitation, Acquiror's obligations and commitments contained therein to (i) retain certain management personnel of the Company, (ii) name certain current directors of the Company to Acquiror's Board of Directors, (iii) continue the use of the "Beneficial" name and (iv) continue the use of certain of the Company's facilities.

          Section 8.12  Beneficial Foundation; Certain Charitable
Contributions.

               (a)The Company represents and warrants to Acquiror, and Acquiror acknowledges and agrees, that the Beneficial Foundation, Inc. (the "Foundation"), a not-for-profit corporation created and funded under the laws of the State of Delaware in 1951 by certain senior officers of the Company, is a separate entity independent of the Company, and Acquiror shall not have, nor shall Acquiror acquire as a result of the transactions contemplated by this Agreement, any ownership interest or rights in the Foundation and its operation or management, nor shall Acquiror have any right to designate future officers or directors of the Foundation, or grants by the Foundation. The Company further represents and warrants to Acquiror that it has been advised that the Foundation will change its name to a name not containing the word "Beneficial" or any variant thereof at or about the Effective Time.

               (b)Acquiror agrees to honor and to cause the Company to honor the Company's obligations to pay in a timely fashion all currently outstanding charitable pledges of the Company and its subsidiaries to the extent they remain unpaid at the Effective Time, and to fund by transfers to the Foundation all multi-year scholarships awarded by the Foundation to children of employees of the Company and its subsidiaries outstanding at the Effective Time, up to a combined maximum of $3,000,000.

          Section 8.13 Public Announcements. Acquiror and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by existing obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

          Section 8.14 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. The parties will execute any additional instruments necessary to consummate the transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          Section 8.15  Regulatory Filings.

               (a)Without limiting the generality of Section 8.7 or
8.18 hereof, the Company and Acquiror shall (i) take promptly all actions necessary to make the filings required of the Company, Acquiror or any of their affiliates in order to obtain any Requisite Regulatory Approval, (ii) comply at the earliest practicable date with any request for information or documentary material received by the Company, Acquiror or any of their respective Affiliates from any Regulatory Agency and (iii) cooperate with each other in connection with any such filing and with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Regulatory Agency.

               (b)In furtherance and not in limitation of the covenants of the Company and Acquiror contained in Section 8.7 and
Section 8.15(a) hereof, each of the Company and Acquiror shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transactions contemplated by this Agreement under any applicable Law. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any applicable Law, each of the Company and Acquiror shall cooperate and use its reasonable best efforts vigorously to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement.

               (c)Each of the Company and Acquiror shall promptly inform the other of any material communication received by such party or any of its Affiliates from any Regulatory Agency regarding any of the transactions contemplated hereby. Each of the Company and Acquiror shall advise the other promptly of any understandings, undertakings or agreements which such party or any of its Affiliates proposes to make or enter into with any Regulatory Agency in connection with the transactions contemplated hereby.

          Section 8.16 Tax Treatment; Pooling of Interests. Each of the Company and Acquiror shall use its respective best efforts to (a) cause the Merger to be accounted for as a "pooling of interests" transaction under GAAP, (b) cause the Merger to qualify as a reorganization under Section 368(a) of the Code and (c) obtain the opinions of counsel referred to in Sections 9.2(c) and 9.3(c).

                       ARTICLE IX

        CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, to the extent permitted by Law, at or prior to the Effective Time, of the following conditions:

               (a)Registration Statement.  The Registration
Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

               (b)Listing of Shares. The shares of Acquiror Common Stock which shall be issued to the stockholders of the Company shall have been approved for listing on the NYSE, subject to official notice of issuance.

               (c)Stockholder Approval.  Each of the Acquiror
Stockholder Approval and the Company Stockholder Approval shall have been obtained in accordance with applicable Law.

               (d)No Injunctions or Restraints; Illegality. No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction ("Injunction") which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

               (e)Regulatory Approvals. All Requisite Regulatory Approvals listed in Section 9.1(e) of the Company Disclosure Schedule shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

               (f)No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

          Section 9.2 Conditions to Obligations of Acquiror. The obligation of Acquiror to effect the Merger is also subject to the satisfaction or waiver by Acquiror at or prior to the Effective
Time of the following conditions:

               (a)Representations and Warranties.  Subject to
Section 4.2, the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Acquiror shall have re ceived a certificate signed on behalf of the Company by an execu tive officer of the Company to the foregoing effect.

               (b)Performance of Obligations of the Company. The Company shall have performed in all material respects all obliga tions required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

               (c)Federal Tax Opinion. Acquiror shall have received an opinion of Wachtell, Lipton, Rosen & Katz, tax counsel to Acquiror, in form and substance reasonably satisfactory to Acquiror, dated as of the date of the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, substantially to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such tax counsel shall be entitled to rely upon representations and covenants of officers of Acquiror and the Company substantially in the form of Exhibits C and D hereto.

               (d)Pooling of Interests. Acquiror shall have re ceived a letter from each of Arthur Andersen LLP and Deloitte & Touche LLP, each addressed to Acquiror and dated the Closing Date, in form and substance reasonably acceptable to Acquiror, confirming that the transactions contemplated by this Agreement, if consummated, can properly be accounted for as a pooling-of-interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the Securities and Exchange Commission.

          Section 9.3  Conditions to Obligations of the Company.
The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

               (a)Representations and Warranties.  Subject to
Section 4.2, the representations and warranties of Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror to the foregoing effect.

               (b)Performance of Obligations of Acquiror. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Acquiror by an executive officer of Acquiror to such effect.

               (c)Federal Tax Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Company, in form and substance reasonably satis factory to the Company, dated as of the date of the Effective Time, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, substantially to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, such tax counsel shall be entitled to rely upon representations and covenants of officers of Acquiror and the Company substantially in the form of Exhibits C and D hereto.

               (d)Pooling of Interests. The Company shall have received copies of the letters from Arthur Andersen LLP and Deloitte & Touche LLP referred to in Section 9.2(d) hereof.

                       ARTICLE X

           TERMINATION, AMENDMENT AND WAIVER

          Section 10.1 Termination. This Agreement may be termi nated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

               (a)by mutual consent of the Company and Acquiror;

               (b)by either Acquiror or the Company (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval listed in Section 9.1(e) of the Company Disclosure Schedule shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

               (c)by either Acquiror or the Company if the Merger shall not have been consummated on or before December 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

               (d)by either Acquiror or the Company (provided that the terminating party shall not be in material breach of any of its obligations under Section 8.3), if the Company Stockholder Approval or the Acquiror Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

               (e)by either Acquiror or the Company (provided that the terminating party is not then in material breach of any repre sentation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations, warranties, covenants or agreements set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing Date; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1(e) unless the breach, together with all other such breaches, would entitle the non-breaching party not to con summate the transactions contemplated hereby under Sections 9.2(a) and (b) (in the case of a breach by the Company) or Sections 9.3(a) and (b) (in the case of a breach by Acquiror);

               (f)by the Company, by written notice to Acquiror at least two days prior to the anticipated Closing Date that the Company is unwilling to accept the Per Share Merger Consideration calculated in accordance with Section 3.1(a), in the event that (i) the Average Closing Price shall be less than the product of 0.80 and the Starting Price, or (ii) both of the following conditions are satisfied:

          (x) the Average Closing Price shall be less than the product of 0.85 and the Starting Price; and

          (y) (i) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Acquiror Ratio") shall be less than
     (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio");

subject to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Acquiror, which notice shall specify which of clause (i) or (ii) is applicable (or, if both would be applicable, which clause is being invoked); provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period. No right of termination shall arise under this Section 10.1(g) if Acquiror shall have given written notice to the Company at any time within 24 hours of its receipt of the Company's written notice of termination that Acquiror elects (x), in the case of a termination invoked under clause (i), to adjust the Per Share Merger Consideration to equal a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.80, the Starting Price and the Per Share Merger Consideration (as then in effect), and the denominator of which is the Average Closing Price, or (y) to adjust the Per Share Merger Consideration to equal the lesser of (A) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Per Share Merger Consideration (as then in effect), and the denominator of which is the Average Closing Price, and (B) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Per Share Merger Consideration (as then in effect), and the denominator of which is the Acquiror Ratio. If Acquiror makes an election contemplated by either of the two preceding sentences, within such 24-hour period, it shall give prompt written notice to the Company of such election and the revised Per Share Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Merger Consideration shall have been so modified), and any references in this Agreement to "Per Share Merger Consideration" shall thereafter be deemed to refer to the Per Share Merger Consideration as adjusted pursuant to this Section 10.1(g). For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

          "Average Closing Price" means the average of the last reported sale prices per share of Acquiror Common Stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 10 consecutive trading days on the NYSE ending at the close of trading on the Determination Date.

          "Index Group" means the group of companies included in the S&P Financials Index, but excluding Acquiror and the Company, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to and such company, such company will be removed from the Index Group, and the weights assigned to the remaining companies included in the Index Group will be appropriately adjusted for purposes of determining the Index Price.

          "Determination Date" shall mean the date that is three days prior to the anticipated Closing Date.

          "Index Price" on a given date shall mean the weighted average of the closing prices of the companies comprising the Index Group.

          "Starting Date" shall mean the last full day on which the NYSE was open for trading prior to the execution of this Agreement.

          "Starting Price" shall mean the last reported sale price per share of Acquiror Common Stock on the Starting Date, as reported by NYSE (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

          If any company belonging to the Index Group or Acquiror declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Acquiror shall be appropriately adjusted for the purposes of applying this
Section 10.1(g).

          Section 10.2 Effect of Termination. In the event of termination of this Agreement by either Acquiror or the Company as provided in Section 10.1, this Agreement shall forthwith become void and have no effect except that (i) the last sentence of
Section 8.3 and this Section 10.2 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the con trary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

          Section 10.3 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Acquiror; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company's stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties here to.

          Section 10.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                       ARTICLE XI

                   GENERAL PROVISIONS

          Section 11.1 Survival of Representations and Warranties. No representations or warranties contained herein shall survive beyond the Effective Time. This Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          Section 11.2  Notices.  All notices or other
communications hereunder shall be deemed to have been duly given and made if in writing and if delivered personally or if sent by registered or certified mail (return receipt requested), or by a national courier service (providing proof of delivery) or by telecopier (with confirmation of receipt), to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

               (a)If to Acquiror, to:

                  Household International, Inc.
                  2700 Sanders Pond
                  Prospect Heights, IL  60070
                  Attention:  Senior Vice President and
                    General Counsel
                  Facsimile:  (847) 205-7452

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Attention:  Andrew Brownstein, Esq.
                  Facsimile:  (212) 403-2000

               (b)if to the Company, to:

                  Beneficial Corporation
                  One Christina Center
                  301 N. Walnut Street
                  Wilmington, DE  19801
                  Attention:  General Counsel
                  Facsimile:  (302) 425-2512

                  with a copy to:

                  Skadden, Arps, Slate, Meagher
                     & Flom LLP
                  One Rodney Square
                  Wilmington, DE  19801
                  Attention:  Richard L. Easton, Esq.
                  Facsimile:  (302) 651-3001

Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) three business days after deposit in the mails, if sent by registered or certified mail, (iii) on the next business day, if sent by national courier service for the next business day delivery, or (iv) the business day received, if sent by telecopier.

          Section 11.3  Descriptive Headings.  The headings
contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 11.4 Entire Agreement; No Third-Party Beneficiary. This Agreement (including the Exhibits, Disclosure Schedules and other documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) except for the provisions of Section 8.9 hereof, is not intended to confer upon any other person other than the signatories to this Agreement any rights or remedies hereunder or thereunder.

          Section 11.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Annex, such reference shall be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. Whenever the words
"include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. All terms defined in this Agreement shall have the defined meanings used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable.

          Section 11.6 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

          Section 11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 11.8  Governing Law.  This Agreement shall be
governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of Law.

          Section 11.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

          Section 11.10  Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.



                [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                    HOUSEHOLD INTERNATIONAL, INC.



                    By: /s/ William F. Aldinger
                       ---------------------------
                         Name: William F. Aldinger
                         Title:   Chairman and Chief Executive
                                  Officer


                    HOUSEHOLD ACQUISITION CORPORATION II



                    By: /s/ John W. Blenke
                       ---------------------------
                         Name:  John W. Blenke
                         Title:    Vice President and Secretary


                    BENEFICIAL CORPORATION



                    By: /s/ Finn M.W. Caspersen
                       ---------------------------
                         Name:  Finn M.W. Caspersen
                         Title:    Chairman and Chief Executive
                                   Officer

                                                    EXHIBIT A
                                                    ---------



          THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
           CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                  RESALE RESTRICTIONS UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED


     STOCK OPTION AGREEMENT, dated April 7, 1998, between
BENEFICIAL CORPORATION, a Delaware corporation ("Issuer"), and
HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation
("Grantee").


                      W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger
Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the
"Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1.   (a)   Issuer hereby grants to Grantee an unconditional,
irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 10,818,800 fully paid and nonassessable shares of Issuer's Common Stock, par value $.01 per share ("Common Stock"), at a price of $130.50 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an
"Exercise Termination Event":   (i) the Effective Time (as
defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of 12 months after termination of the Merger Agreement if such terminations follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12 month period, the Exercise Termination event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean
     (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term
     "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

         (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection
(e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required
(including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended
(the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common
Stock issued upon total or partial exercise of this Option
("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7.   (a)    Immediately prior to the occurrence of a Repurchase
Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or
(iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option
Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option
Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share
Repurchase Price that Issuer is not prohibited from delivering;
and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

(d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8.   (a)    In the event that prior to an Exercise Termination
Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer
          (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

               (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (3) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

               (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause
(e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring
Corporation and any person that controls the Acquiring
Corporation assume in writing all the obligations of Issuer hereunder.

     9.   (a)   At the request of the holder of the Substitute
Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Issuer has taken all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

     12.  Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 13(c) hereof) exceed $240 million.

     (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 13(d) hereof) of more than $240 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

     (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     14. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section
10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     15. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in
Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              BENEFICIAL CORPORATION



                              By:
                                 --------------------------
                                 Name:
                                 Title:


                              HOUSEHOLD INTERNATIONAL, INC.


                              By:
                                 --------------------------
                                 Name:
                                 Title:

                                                  EXHIBIT B
                                                  ---------



          THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
           CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                  RESALE RESTRICTIONS UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED

     STOCK OPTION AGREEMENT, dated April 7, 1998, between
HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Issuer"), and BENEFICIAL CORPORATION, a Delaware corporation ("Grantee").

                      W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger
Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the
"Agreement"); and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1.   (a)   Issuer hereby grants to Grantee an unconditional,
irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 21,356,536 fully paid and nonassessable shares of Issuer's Common Stock, par value $1.00 per share ("Common Stock"), at a price of $146.75 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an
"Exercise Termination Event":   (i) the Effective Time (as
defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of 12 months after termination of the Merger Agreement if such terminations follows the occurrence of an Initial Triggering Event (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12 month period, the Exercise Termination event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean
     (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

          (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term
     "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

         (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

         (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 25%.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this
Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection
(e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required
(including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended
(the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

     7.   (a)    Immediately prior to the occurrence of a Repurchase
Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or
(iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm mutually selected by the Holder or the Owner, as the case may be, on the one hand, and the Issuer, on the other, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by the Holder or Owner, as the case may be, on the one hand, and the Issuer, on the other.

     (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option
Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option
Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly
(i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share
Repurchase Price that Issuer is not prohibited from delivering;
and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering
Event shall have occurred prior to the occurrence of an Exercise Termination Event.

     8.   (a)    In the event that prior to an Exercise Termination
Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b)  The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer
          (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

               (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

               (3) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

               (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause
(e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring
Corporation and any person that controls the Acquiring
Corporation assume in writing all the obligations of Issuer hereunder.

     9.   (a)   At the request of the holder of the Substitute
Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

     10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 14 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (c) Issuer has taken all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

     12.  Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     13. (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 13(c) hereof) exceed $240 million.

     (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 13(d) hereof) of more than $240 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

     (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

     (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     14. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section
10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     15. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

     17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in
Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

     19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                              HOUSEHOLD INTERNATIONAL, INC.



                              By:
                                 --------------------------
                                 Name:
                                 Title:


                              BENEFICIAL CORPORATION



                              By:
                                 --------------------------
                                 Name:
                                 Title: